Exhibit 99.1
CONTACT:

Kara Stancell, Investor Relations & Corporate Communications, (602) 808-3854
MEDICIS REPORTS FIRST QUARTER FISCAL 2006 FINANCIAL RESULTS
SCOTTSDALE, Arizona—November 8, 2005—Medicis (NYSE:MRX) today announced first quarter fiscal 2006 revenue of $83.3 million and “if-converted” net income of $19.6 million, or $0.28 per diluted share, absent $5.1 million in tax-effected FAS 123R share-based compensation expenses and absent $0.4 million in tax-effected integration planning costs. Including the $5.5 million in tax-effected FAS 123R share-based compensation expenses and integration planning costs, the Company reported Generally Accepted Accounting Principles (“GAAP”) net income of $12.5 million, or $0.20 per diluted share, for the first quarter of fiscal 2006. In the first quarter of fiscal 2005, the Company reported revenue of $88.8 million and “if-converted” net income of $22.2 million, or $0.30 per diluted share, absent a $19.4 million tax-effected special charge associated with the SubQ™ transaction and $0.1 million of share-based compensation expense. Including these special charges, the Company reported GAAP net income of $1.0 million, or $0.02 per diluted share for the first quarter fiscal 2005.
“We are pleased to announce a solid first quarter driven by the performance of several core brands, including RESTYLANE®, PLEXION® and VANOS™,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “As we look beyond the quarter, we are encouraged by progress in our increasingly sophisticated research and development pipeline, and the expected benefits it can reap for our shareholders, and the physicians and patients we serve.”
First quarter fiscal 2006 revenue was attainable primarily through the continued strength of RESTYLANE® and PLEXION® Cleansing Cloths, and the successful launch of VANOS™. The reduction in first quarter fiscal 2006 revenue was primarily attributable to the reduction in contract revenue associated with the outlicensing of ORAPRED®. At the end of first quarter fiscal 2006, the Company’s core brands included DYNACIN®, LOPROX®, OMNICEF®, PLEXION®, RESTYLANE®, TRIAZ® and VANOS™. Total product revenue for first quarter fiscal 2006 increased approximately 10% over first quarter fiscal 2005. Core brand revenue for first quarter fiscal 2006 represented approximately 86% of total revenue, compared to core brand revenue of approximately 75% of total revenue, for first quarter fiscal 2005. The Company’s gross profit margin of 86% for first quarter fiscal 2006, up from 84% for the first quarter fiscal 2005, was primarily attributable to product mix.
Selling, general and administrative expenses, absent integration planning and share-based compensation expenses, for the first quarter of fiscal 2006 increased as a percentage of revenue 4.3 percentage points to $33.6 million, or 40.4% of total revenue, from $32.0 million, or 36.1% of total revenue, in first quarter fiscal 2005, absent professional fees related to the SubQ™ transaction, primarily as a result of the decline in
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contract revenue. As a percentage of product revenue, selling, general and administrative expenses were down 2.1 percentage points. The $8.6 million increase in selling, general and administrative expenses primarily was due to share-based compensation expenses and integration planning costs. Research and development expenses, absent share-based compensation expenses, for first quarter fiscal 2006 were $4.5 million, or 5.5% of total revenue, compared to $5.8 million, or 6.5% of total revenue, absent special charges, in first quarter fiscal 2005.
The following table represents a reconciliation of GAAP financial information to non-GAAP financial information. All numbers are shown in thousands and are not tax-effected.

	Three Months Ended
	September 30,
	2005	2004
GAAP selling, general and administrative	$41,487	$32,926
Special charge for R&D, including related professional fees	—	(750)
Special charge for integration planning costs	(691)	—
FAS 123R share-based compensation expense	(7,184)	(129)

Selling, general and administrative, absent special charges and FAS 123R expenses	$33,612	$32,047

GAAP research and development	$5,053	$35,763
FAS 123R share-based compensation expense — R&D	(505)	—
Special charge for R&D, including related professional fees	—	(30,000)

Research and development, absent special charges and FAS 123R expenses	$4,548	$5,763

About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and podiatric conditions and aesthetics medicine. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic categories, including acne, eczema, fungal infections, psoriasis, rosacea, seborrheic dermatitis and skin and skin-structure infections. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.
The Company’s products include the prescription brands RESTYLANE®, DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), OMNICEF® (cefdinir), PLEXION® (sodium sulfacetamide/sulfur), TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream, 0.05%, VANOS™ (fluocinonide) Cream, 0.1%, and SYNALAR® (fluocinolone acetonide), BUPHENYL® (sodium phenylbutyrate) and AMMONUL® (sodium phenylacetate/sodium benzoate), prescription products indicated in the treatment of Urea Cycle Disorder, and the over-the-counter brand ESOTERICA®. For more information about Medicis, please visit the Company’s website at www.medicis.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that
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Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including earnings estimates, future financial performance, the expected outcome of the merger of Medicis and Inamed Corporation, the financial performance of the combined company, the year in which the transaction is expected to be accretive, the anticipated timing of the merger of Medicis and Inamed, and other matters discussed herein. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis.
The Company’s business is subject to all risk factors outlined in the Company’s most recent annual report on Form 10-K and other documents we file with the Securities and Exchange Commission. At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of the Company’s pending merger with Inamed, research and development projects and the risks associated with the FDA approval process, risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s core brands, in particular, the recent approval of a generic LOPROX® Cream and LOPROX® TS, or a substitutable DYNACIN® Tablet form, and any future competitive product approvals that may affect the Company’s brands. Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for research and development work which has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty in which periods these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include the potential payments associated with any such transactions. Also, there are a number of additional important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for Medicis’ products, the availability of product supply, the receipt of required regulatory approvals (including the approval of antitrust authorities necessary to complete the merger with Inamed), the ability to realize anticipated synergies and benefits of the merger with Inamed, the ability to timely and cost-effectively integrate Inamed and Medicis’ operations, access to available and feasible financing (including financing for the merger) on a timely basis or at all; the risks and uncertainties normally incident to the pharmaceutical and medical device industries including product liability claims, the introduction of federal and/or state regulations relating to the Company’s business, dependence on sales of key products, the uncertainty of future financial results and fluctuations in operating results, dependence on Medicis’ strategy including the uncertainty of license payments and/or other payments due from third parties, the timing and success of new product development by Medicis or third parties, competitive product introductions, the risks of pending and future litigation or government investigations and other risks described from time to time in Medicis’ SEC filings including its Annual Report on Form 10-K for the year ended June 30, 2005, and other documents we file with the Securities and Exchange Commission. Additionally, there can be no assurance as to when or if any of the holders of the Notes will have the right to convert or if the Notes will be converted. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. OMNICEF® is a registered trademark of Abbott Laboratories, Inc. under a license from Fujisawa Pharmaceutical Co., Ltd. RESTYLANE® is a registered trademark of HA North American Sales AB, a subsidiary of Medicis Pharmaceutical Corporation. All other marks (or brands) and names are the property of Medicis or its Affiliates.
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Medicis
Summary Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	September 30,
	2005		2004
Revenue	$83,264		$88,818
Cost of sales	12,024		13,833

Gross profit	71,240		74,985
Operating expenses:
Selling, general and administrative	41,487	(a)(b)	32,926	(c)(f)
Research and development	5,053	(a)	35,763	(d)
Depreciation and amortization	6,308		5,032

Total operating expenses	52,848		73,721
Operating income	18,392		1,264
Interest (income) expense, net	(1,450)		146
Income tax expense	7,382		95

Net income	$12,460		$1,023

Basic net income per common share	$0.23		$0.02

Diluted net income per common share	$0.20		$0.02

Shares used in basic net income per common share	54,310		57,228
Shares used in diluted net income per common share	69,850		60,268

Cash flow from operations	$28,066		$13,906
Medicis Reconciliation of Non-GAAP Financial Measures:
This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended September 30, 2005 and September 30, 2004. The Company has provided non-GAAP financial information in order to provide investors with meaningful supplemental information regarding its operational performance and to enhance investors’ overall understanding of its core financial performance. Management measures the Company’s performance using non-GAAP financial measures such as those that are disclosed in this press release. This information facilitates management’s internal comparisons to the Company’s historical core operating results and comparisons to competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation. In our view, the non-GAAP adjustments are informative to investors, allowing them to focus on the ongoing operations and the core results of Medicis’ business. Historically, Medicis has reported similar non-GAAP information to its investors and believes that the inclusion of comparative numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP in the United States. It excludes items, such as integration planning costs and FAS 123R share-based compensation expenses, that may have a material effect on the Company’s net income and diluted net income per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results as the items are distinguishable events and have no impact to the Company’s ongoing results of operations. Management believes that by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

GAAP Net income (above)	$12,460		$1,023
Special charge for R&D, including related professional fees (tax-effected)	—		19,372	(e)
Special charge for integration planning costs (tax- effected)	439	(b)	—
FAS 123R share-based compensation expense (tax-effected)	5,068	(a)	82	(f)

Net income absent special charges	$17,967		$20,477
Interest expense and associated bond offering costs (tax-effected)	1,679	(g)	1,677	(g)

“If-converted” net income absent special charge and share-based compensation expense	$19,646		$22,154

Shares used in diluted net income per common share	69,850		73,416
Diluted net income per common share	$0.28		$0.30

(a) Reported selling, general and administrative expenses include $7.2 million ($4.8 million tax-effected) of share-based compensation expense, and reported research and development expenses include $0.5 million ($0.3 million tax-effected) of share-based compensation expense.
(b) Reported selling, general and administrative expenses include a special charge of approximately $0.7 million ($0.4 million tax-effected) related to costs associated with integration planning.
(c) Reported selling, general and administrative expenses include a special charge of $0.7 million ($0.4 million tax-effected) of professional fees relating to a research and development collaboration.
(d) Reported research and development expenses include a special charge of $30.0 million ($19.0 million tax-effected) relating to a research and development collaboration.
(e) Includes a special charge of $30.0 million ($19.0 million tax-effected) related to a research and development collaboration (included in reported research and development expense) and $0.7 million ($0.4 million tax-effected) of professional fees relating to a research and development collaboration (included in reported selling, general and administrative expenses).
(f) Reported selling, general and administrative expenses include $0.1 million ($0.1 million tax-effected) of share-based compensation expense related to restricted stock awards.
(g) To calculate diluted earnings per share, tax-effected net interest on the 2.5% and 1.5% contingent convertible notes and associated bond offering costs of $1.7 million are added back to GAAP net income for the three months ended September 30, 2005 and 2004, and divided by shares used in diluted net income per common share.
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Medicis
Balance Sheets
(in thousands)

	At September 30, 2005	At June 30, 2005
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$628,404	$603,568
Accounts receivable, net	43,326	47,220
Inventory, net	19,700	20,701
Other current assets	21,584	27,436

Total current assets	713,014	698,925
Property and equipment, net	5,812	6,143
Intangible assets, net	318,889	324,210
Other assets	16,223	13,973

Total assets	$1,053,938	$1,043,251

Liabilities and stockholders’ equity
Current liabilities	$87,601	$98,854
Contingent convertible senior notes 2.5% due 2032	169,155	169,155
Contingent convertible senior notes 1.5% due 2033	283,910	283,910
Deferred tax liabilities	7,635	4,986
Stockholders’ equity	505,637	486,346

Total liabilities and stockholders’ equity	$1,053,938	$1,043,251

Working capital	$625,413	$600,071

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